UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12.

Catamaran Corporation

(Name of Registrant as Specified In Its Charter)

UnitedHealth Group Incorporated

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by UnitedHealth Group Incorporated.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Catamaran Corporation

Commission File No.: 000-52073

This filing consists of:

1.	Press Release, dated March 30, 2015, which was included as Exhibit 99.1 to the Form 8-K filed by UnitedHealth Group Incorporated on March 30, 2015.

2.	The following communication that was provided by the Chief Executive Officer of Optum to employees of Catamaran Corporation on March 30, 2015.

Talking Points: Renfro Meeting with Catamaran Employees

•	Good morning and thanks.

•	I’m very excited about today’s announcement and grateful to be here to talk to you face-to-face. We know the leadership of Catamaran very well. We’ve been working with them for a decade. Now, it’s great to be able to connect with all of you today.

•	Over the years, as we’ve gotten to know how you work and what you value. One of the first things that struck me is that the people here share the same commitment we have at Optum to helping people live healthier lives and to making the health system better for everyone.

•	Our people at Optum and you here at Catamaran hold the same important values: integrity, compassion, innovation, relationships and performance.

•	Your leadership has delivered the fastest growth in the industry. Your technology platform is outstanding. As you know, OptumRx uses it today.

•	But what is really important is that both our companies understand that we work in a socially sensitive, highly personal part of people’s lives – their health and health care – and we accept the responsibility and accountability our work demands.

•	We’ve got a lot in common. Our companies are a good fit. Our people are a good fit. We believe we will be able to accomplish so much more together than either company would be able to do on its own.

•	At its heart, this combination of Catamaran and OptumRx is about growth and it presents both our companies with a tremendous opportunity.

•	I’m sure you’re aware, there have been a handful of major players in the PBM market for some time now. The combination of Catamaran and OptumRx will create the third largest PBM in the United States. We will become one of three companies fulfilling one billion prescriptions or more each year. This will make us a competitive force in the industry. You all know how critical that positioning and standing in the marketplace is to our future.

•	Together, we expect to be able to drive significant purchasing and administrative improvement. We expect to negotiate for lower prices and offer lower costs to our customers. These savings will flow through to the people we serve. Our costs are lower, so their costs will be lower. Lower costs for clients and consumers will lead to increasing growth.

•	But there’s even more value to realize. You’ve got some of the strongest, most flexible technology available anywhere today. Optum has state-of-the-art health care data and the analytics to turn that data into actionable information.

•	What happens when we put them together?

•	Two examples:

•	OptumRx’s Clinical Synchronization pulls together all the disparate health data about an individual to create a complete picture of their health and care. We use this to engage people more deeply in health care decisions, get them the best care and keep them compliant with their doctors’ advice and drug regimens.

•	Combine lower costs with the best technology and the best data and analytics to offer even better, higher quality services and you grow even faster.

•	Another example: Both of our companies have strong specialty pharmacy businesses. Specialty pharmacy is expected to grow by 300 percent over the next five years, from $100 billion in revenues today to potentially $400 billion annually by 2020.

•	Specialty is high-touch and must be closely aligned with clinical decisions and individual patient needs. We believe Synchronization backed by Catamaran’s technology will position us quickly to become recognized as a leader in specialty pharmacy.

•	Specialty is also the largest cost driver in health care. Working together, we have the opportunity to make specialty drugs more affordable for clients and the people we serve…which in turn will further accelerate growth.

•	As I said earlier, we know your leaders, how you work and what you value as a company and as individuals. We have a relationship with you built on mutual trust.

•	This longstanding relationship and the fact that we operate on the same adjudication platform means integration will proceed smoothly and seamlessly, for both employees and the people we serve.

•	We’ve got a lot in common. Particularly our values, our commitment to service and our focus on the health and well-being of the people we serve.

•	This acquisition is about creating distinctive capabilities and service, it is about building a more competitive platform for the future, it is about growth. I am convinced we will accomplish great things together.

•	Thank you.

Cautionary Statement Regarding Forward-Looking Statements.

This communication may contain statements, estimates, projections, guidance or outlook that constitute “forward-looking statements” or “forward looking information” as defined under U.S. federal and Canadian provincial securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should” and similar expressions identify forward-looking statements or information, which generally are not historical in nature. Such statements or information may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors, including the failure to complete or receive the anticipated benefits from UnitedHealth Group Incorporated’s (“UnitedHealth Group”) acquisition of Catamaran Corporation (“Catamaran”); the possibility that the parties may be unable to successfully integrate Catamaran’s operations into those of UnitedHealth Group; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Catamaran may not be achieved; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the failure to obtain Catamaran shareholder approval in a timely manner or otherwise; the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the arrangement; UnitedHealth Group and Catamaran are subject to intense competition; factors that affect UnitedHealth Group’s ability to generate sufficient funds to maintain its quarterly dividend payment cycle; foreign currency translation fluctuations and changes in capital markets conditions, UnitedHealth Group’s capital requirements or its estimated results of operations that may result in debt to capital ratio that is lower or higher than UnitedHealth Group anticipated; the other factors discussed in “Risk Factors” in UnitedHealth Group’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the United States Securities and Exchange Commission (“SEC”) on February 10, 2015, and on UnitedHealth Group’s website, at http://www.unitedhealthgroup.com, and UnitedHealth Group’s other filings with the SEC, which are available at http://www.sec.gov and the other factors discussed in “Risk Factors” in Catamaran’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC and the Canadian Securities Commissions on March 2, 2015, and on Catamaran’s website at http://www.catamaranrx.com, and Catamaran’s other filings with the SEC, which are available on http://www.sec.gov. UnitedHealth Group and Catamaran assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements or information, which speak only as of the date hereof.

Additional Information and Where to Find It.

This communication may be deemed under U.S. federal securities laws to be solicitation material in respect of the proposed acquisition of Catamaran by UnitedHealth Group. This communication shall not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. In connection with the proposed acquisition, UnitedHealth Group and Catamaran intend to file relevant materials with the SEC and the Canadian Securities Administrators, as required, including Catamaran’s proxy circular and proxy statement on Schedule 14A. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, SHAREHOLDERS OF CATAMARAN ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND CANADIAN SECURITIES COMMISSIONS, INCLUDING CATAMARAN’S PROXY CIRCULAR AND PROXY STATEMENT CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and at the Canadian Securities Administrators website, www.sedar.com, and Catamaran shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Catamaran. Such documents are not currently available.

Participants in Solicitation.

UnitedHealth Group and its directors and executive officers, and Catamaran and its directors and executive officers, may be deemed under U.S. federal securities laws to be participants in the solicitation of proxies from the holders of Catamaran common stock in respect of the proposed transaction. Information about the directors and executive officers of UnitedHealth Group can be found in UnitedHealth Group’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 10, 2015, and in other filings with the SEC, and on UnitedHealth Group’s website, at http://www.unitedhealthgroup.com. Information about the directors and executive officers of Catamaran is set forth in the Proxy Circular and Proxy Statement for Catamaran’s 2015 Annual Meeting of Shareholders, which was filed with the SEC and the Canadian Securities Administrators on March 27, 2015. Investors may obtain additional information regarding the interest of such participants in the proposed transaction by reading the proxy circular and proxy statement regarding the acquisition when it becomes available.